Press Release	Source: Patient Safety Technologies, Inc.

Patient Safety Technologies Hires Richard Bertran as Sales and Marketing Vice President
Wednesday July 20, 11:40 am ET
Medical Product Sales Veteran to Lead PST into $650M Surgical Dressing Market

SANTA MONICA, Calif., July 20, 2005 (PRIMEZONE) -- Patient Safety Technologies, Inc. (AMEX:PST - News) announced today that Rick Bertran has been appointed Executive Vice President of Global Sales and Marketing. Mr. Bertran brings over 15 years of surgical product and technology sales and marketing experience to PST and arrives as the company's patented Safety-Sponge technology readies for distribution to U.S. and European hospitals.

Most recently, Mr. Bertran was Director of North American Sales for eNGENUITY Technology, a global leader in visualization and simulation software for the aerospace, defense, and automotive industries. At eNGENUITY, he managed all direct and indirect sales for the U.S and Canadian regions, was responsible for initiating and overseeing numerous successful sales campaigns, and managed sales teams with emphasis on process selling, account strategy, quota achievement and closing within quarterly timeframes.

From 1988 to 1998, Mr. Bertran served as Western Regional Sales Manager for Maxxim Medical, an industry leader in the creation and packaging of custom surgical packs. In his last fiscal year with Maxxim, Mr. Bertran produced in excess of $40,000,000 in sales, an increase of 12% from the previous year, and was consistently one of the top three regions out of ten in sales, gross profit and percent to quota.

``As we enter the manufacturing and commercialization stages of our first patient safety product, a key priority for PST has been finding a sales and marketing leader with proven skills and a strong record of success in the highly competitive medical products market. We have tremendous confidence that, in Mr. Bertran, we have found that leader,'' commented Todd Ault, PST's Chairman and CEO.

Previously, Mr. Bertran held regional sales management positions at a variety of technology companies including Marco 4, EC Cubed, and Parametric Technology.

Patient Safety Technologies, Inc. (PST) is a developer, manufacturer and content provider of patient safety products and services, working toward becoming the leader in the patient safety sector. Headquartered in Santa Monica, California, the company's flagship product is its Safety-Sponge System, which helps in reducing the number of retained sponges and towels in patients during surgical procedures and allows for faster and more accurate counting of surgical sponges. For more information on Patient Safety Technologies, Inc., please contact the company directly at (310) 752-1416, or by email at info@patientsafetytechnologies.com or http://www.patientsafetytechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Patient Safety Technologies ``expects,'' ``should,'' ``believes,'' ``anticipates'' or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in the Patient Safety Technologies filings with the Securities and Exchange Commission, including Patient Safety Technologies annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Patient Safety Technologies does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Patient Safety Technologies, Inc.
Steven Jafarzadeh
310-752-1416
www.patientsafetytechnologies.com

Source: Patient Safety Technologies, Inc.